Exhibit (a)(5)(xxxxiv)

                                                          Exhibit (a)(5)(xxxxiv)

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Roche's offer to acquire minority shares in Genentech
March 2009

[GRAPHIC OMITTED]

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slide01

Cautionary Statement Regarding Forward-Looking Statements           [Roche logo]

This presentation contains certain forward-looking statements. These forward-looking statements may be identified by words such as "believes",
"expects", "anticipates", "projects", "intends", "should", "seeks",
"estimates", "future" or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Various factors may cause actual results to differ materially in the future from those reflected in forward-looking statements contained in this document, including among others:

(1)  pricing and product initiatives of competitors;
(2)  legislative and regulatory developments and economic conditions;
(3)  delay or inability in obtaining regulatory approvals or bringing products to market;
(4)  developments in financial market conditions, including the market for acquisition financing and other capital markets and fluctuations in currency exchange rates;
(5)  uncertainties in the discovery, development or marketing of new products or new uses of existing products, including without limitation negative results of clinical trials or research projects and unexpected side-effects of pipeline or marketed products;
(6)  increased government pricing pressures or changes in third party reimbursement rates;
(7)  interruptions in production;
(8)  loss of or inability to obtain adequate protection for intellectual property rights;
(9)  litigation;
(10) potential difficulties in integrating the businesses of Genentech and
     Roche, and that some or all of the anticipated benefits of the proposed transaction may not be realized on the schedule contemplated or at all;
(11) that future dividends are subject to the discretion of the board of directors of Roche and Genentech, as applicable, and a number of other factors, some of which are beyond the control of Roche;
(12) the ability of Roche to generate cash flow to, among other things, repay acquisition-related debt as currently contemplated;
(13) loss of key executives or other employees; and
(14) adverse publicity and news coverage.

Additional Information and Where to Find It

This presentation is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Genentech common stock.
The tender offer is being made pursuant to a tender offer statement on Schedule
TO (including the offer to purchase, letter of transmittal and other related tender offer materials) filed by Roche with the Securities and Exchange
Commission (SEC) on February 9, 2009. These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the offer, that should be read carefully before any decision is made with respect to the tender offer. Investors and security holders may obtain a free copy of these materials and other documents filed by Roche with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials may also be obtained for free by contacting the information agent for the tender offer, MacKenzie Partners, at (212) 9295500 or
(800) 322-2885 (toll-free).

The directors of Genentech who are also employees of Roche will not take part in the consideration of the proposed transaction by the Genentech board and accordingly are not permitted to comment or respond to questions regarding the transaction as representatives of Genentech.

For marketed products discussed in this presentation, please see full prescribing information on our website - www.roche.com

All mentioned trademarks are legally protected.

                                                                               2

                   Tender offer launched on February 9th 2009        Roche logo]
                      The offer expires on March 12th 2009

Temder offer
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Certain conditions/issue
--------------------------------------------------------------------------------
 o Certain closing conditions:
   o Majority of minority (non-waiveable)
   o Financing
 o Certain other issues:
   o If > 90% ownership, we intend to consummate merger
   o If < 90%, we will evaluate our options
   o Roche may exercise its governance rights as a majority shareholder
   o If negative Avastin adjuvant outcome, including C-08 trial results, Roche is not required to complete the offer
                                                                               3

                   Rationale: strong fit with Roche strategy        [Roche Logo]
                        Furthers our strategy and focus

The Roche business model
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Roche strategy
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o  Focus on innovation in medically differentiated therapeutics and diagnostics
o  Hub and spokes approach
o  No "mega mergers" focused on cost rationalization
o  Drive for efficiency

                                                                               4
slideo4

Key objectives of combining Genentech and Roche                        [Roche Logo]
Building a leading organization
-----------------------------------------------------------------------------------
Research and Early                     Late         Manu-         Com-     Admin &
   Development                     Development    facturing      mercial    other
Enhance innovation

o Allow diversity of approaches     o Reduce complexity
  in research
                                    o Eliminate duplications
o Encourage sharing of IP,
  technologies, networks etc.       o Leverage combined scale in the US and globally

o Post 2015 partnership
                                                                               4

Key objectives of combining Genentech and Roche                        [Roche Logo]
Building a leading organization
-----------------------------------------------------------------------------------
Research and Early                     Late         Manu-         Com-     Admin &
   Development                     Development    facturing      mercial    other
Enhance innovation

o Allow diversity of approaches     o Reduce complexity
  in research
                                    o Eliminate duplications
o Encourage sharing of IP,
  technologies, networks etc.       o Leverage combined scale in the US and globally

o Post 2015 partnership

                                                                               5

Transaction process leading up to the tender offer                  [Roche Logo]
7 months of discussions with the special committee and their representatives
--------------------------------------------------------------------------------

o    Roche and the Genentech special committee have had numerous interactions since the initial announcement on July 21st 2008 of our intent to acquire all outstanding publicly held shares of Genentech

o    In mid-December 2008, the special committee stated that they would agree to a merger transaction at a price of US$ 112 per share, based on a discounted cash flow analysis of Genentech's November 2008 Financial Model

o    After careful consideration of Genentech's November 2008 Financial Model, we concluded that Genentech management's June (2008) Long Range Plan
     Summary represents a more realistic and unbiased outlook for the business:

     o    The June LRP Summary was based on Genentech's board approved long range business plan, updated based on major business developments during 2008

     o    Roche has based its valuation on the June 2008 LRP Summary developed by Genentech management (despite the fact that we do have a different perspective on several key assumptions)

                                                                               6

Comparison of Genentech's financial plans                           [Roche logo]
New assumptions led
to significant value pick
------------------------------------------ -------------------------------------

              Total revenues                         Free cash flows*

$ billions                                 $ billions

[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]

o Both plans were developed by Genentech management
o The November Financial Model was presented to Roche approximately 5 months after Genentech submitted the June LRP Summary to Roche
o As the charts illustrate, much of the incremental value in the
  November Financial Model derives from significantly higher revenues and cash flow post-2020 (and therefore terminal value) compared to the June LRP Summary
* Before equity settled compensation

                                                                               7

Rationale for our offer price                                       [Roche logo]
Our offer is fair and represents an attractive and
immediate opportunity to achieve liquidity
--------------------------------------------------------------------------------

o    We have used the June 2008 LRP Summary developed by Genentech's management immediately prior to our initial proposal as the basis for our valuation:

     o    Our offer represents a premium to the intrinsic value of this plan

     o    Includes value from the pipeline on a risk-adjusted basis
     o    Reflects both upside potential and downside risks in this plan

o    Our offer compensates shareholders for synergies from planned cost rationalization and revenue uplift - despite the fact that approx. 40% of the synergies come from actions independent of the planned transaction

o    Our offer price is in line with relevant public market parameters such as comparable company trading levels and comparable squeeze out premiums
     (excluding control premium)

o    Our offer price reflects the uncertainty involved in an unsolicited tender offer process

o    As stated, Roche remains open to further discussions with Genentech's special committee

                                                                               8

hare price development                                             [Roche logo]
From 1 July 2008 to 27 February 2009
---------------------------------------- ---------------------------------------
DNA share price development             Relative share price development

[GRAPHIC OMITTED]                       [GRAPHIC OMITTED]

$ per share                             Indexed at 100 on 1 July 2008

Source: Bloomberg as of February 27, 2009

                                                                               9

Avastin - will it work in the adjuvant setting?                      Roche logo]
Solid preclinical rationale; no proof of concept yet
--------------------------------------- -----------------------------------------

Avastin prevents the interaction of     Status in adjuvant setting
VEGF with its receptors

[GRAPHIC OMITTED]                       o  Proof of concept in adjuvant is not
                                           established

                                        o  There is a solid preclinical rationale
                                           for why Avastin could work in
                                           adjuvant setting

                                        o  There are two key trials for Avastin
                                           in the adjuvant colon indication:

                                        o  C-08; NSABP cooperative group trial

                                        o  AVANT; Roche sponsored

                                        o  If these trials are successful, the
                                           probability of success in the adjuvant
                                           breast and lung trials may increase

                                                                              10

Avastin adjuvant - what will the C-08 read out tell us?              Roche logo]
We may not be able to make a firm conclusion on Avastin adjuvant potential only based on the C-08 results

o    The final read out of the C-08 trial will provide clarity on:

     o    Are all pre-defined study endpoints met?

     o    Hazard ratio -how efficacious is Avastin in the adjuvant colon cancer setting?

o    If all endpoints are met, the C-08 trial may still not provide a firm conclusion on:

     o    Whether final marketing approval from the FDA will be secured for
          Avastin use in the adjuvant colon cancer setting. The outcome of the
          AVANT study may also be required for that

     o    Whether "statistically significant" translates into "medically meaningful"

     o    Patient eligibility, physician prescription patterns and future competitive landscape

     o    Whether Avastin will work in the adjuvant breast and lung cancer settings (the breast indication represents ~60% of estimated value of
          Avastin in the adjuvant setting)

o    While it is possible that the final read out of the C-08 trial may come in
     April 2009, the timing depends on the event rate in the trial. If all endpoints are met, additional time will likely be required to analyze the results to determine the efficacy level and commercial potential in the adjuvant colon cancer setting

                                                                              11

Pipeline productivity and potential                                  Roche logo]
Top quality R but Genentech's November Financial Model assumptions are too
--------------------------------------  ----------------------------------------
Genentech's assumptions                 Our observations & reactions

o    28% PTS* for large molecules (from   o  Genentech has an industry leading
     IND filing through approval in lead     R&D organization and productivity.
     indication) - from today and into       However:
     perpetuity
                                          o  Assuming 2x average industry
o    18% PTS for small molecules - from      success rates - into perpetuity -
     today and into perpetuity               is a highly aggressive assumption

o    Significant value is ascribed to     o  Genentech has a limited track
     licensing ex-US rights to               record in small molecules R&D
     Genentech�s pipeline post October
     2015 by increasing today's royalty   o  The move into new therapeutic areas
     rate of maximum 15% to an average       and the tougher regulatory
     royalty rate of 25% for all             environment will likely have a
     products into perpetuity                negative impact on success rates

                                          o  Based on current market benchmarks,
                                             Genentech significantly
                                             overestimates the ex-US royalty
                                             rates on its post-2015 pipeline

* PTS = probability of technical success

                                                                              12

Tender offer - possible outcomes (unilateral)                        Roche logo]
While our goal remains to achieve full ownership, Roche will remain price disciplined
--------------------------------------------------------------------------------
Process

                                        o  Roche intends to promptly complete
                                           a short form merger
                                        o  Genentech remains a listed
                                           subsidiary of Roche
                                        o  With above 80% ownership, full tax
[GRAPHIC OMITTED]                          consolidation applies
                                        o  Roche may decide to seek full
                                           ownership over time
                                        o  Genentech remains a listed
                                           subsidiary of Roche
                                        o  Roche may decide to seek full
                                           ownership over time

                                                                              13

Update on financing                                                  Roche logo]
We are fully confident that we can finance the
------------------------------------------------------------------
US bonds (144A)                         European medium term notes
------------------------------------------------------------------
Maturity       Size (US$)               Interest rate
------------------------------------------------------------------
1 year         $3,000,000,000           $ Libor + 100 bp
------------------------------------------------------------------
2 year         $1,250,000,000           $ Libor + 200 bp
------------------------------------------------------------------
3 year         $2,500,000,000 4.5%
------------------------------------------------------------------
5 year         $2,750,000,000 5.0%
------------------------------------------------------------------
10 year        $4,500,000,000 6.0%
------------------------------------------------------------------
30 year        $2,500,000,000 7.0%
------------------------------------------------------------------
               US$ 16.5 billion
------------------------------------------------------------------

European medium term notes
------------------------------------------------------------------
Maturity       Size                     Interest rate
------------------------------------------------------------------
1 year         (euro)1,500,000,000      Euribor + 95 bp
------------------------------------------------------------------
4 year         (euro) 5,250,000,000     4.625%
------------------------------------------------------------------
6 year         (pound) 1,250,000,000    5.50%
------------------------------------------------------------------
7 year         (euro) 2,750,000,000 5.625%
------------------------------------------------------------------
12 year        (euro) 1,750,000,000 6.50%
------------------------------------------------------------------
               ~US$ 16 billion
------------------------------------------------------------------
Raised in excess of $32 billion in the bond markets within two weeks

                                                                              14

Concluding remarks                                                   Roche logo]
Roche is committed to consummating the transaction, but we will remain price disciplined

1    Roche remains fully committed to this transaction, but will remain price disciplined

2    We believe our offer is fair and attractive to Genentech shareholders

3    Roche is fully confident in its ability to finance the transaction

4    If Genentech remains a listed entity with minority shareholders, Roche will consider its options as a majority shareholder in a listed subsidiary

5    Our offer reflects a risk adjusted value for Avastin adjuvant. If the C-08 trial reads out prior to the offer deadline, we may decide to modify our offer

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                                  Roche logo]

                            We Innovate Healthcare

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